Exhibit 10.9 (Form 20F 2005)

THIS  made effective  1st day  of July, 2005.

BETWEEN:

KALPAKIAN BROS. OF B.C. LTD., a corporation duly incorporated pursuant to the laws of the Province of British Columbia

(herein  "Corporation")

OF THE FIRST PART

AND:

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC., a corporation duly incorporated pursuant to the laws of the Province of British Columbia

(herein called "LVFH")

OF THE SECOND PART

WHEREAS:

A.

The Corporation has provided management services to LVFH since 1990 and currently provides those services under an agreement dated February 1, 2000, (the "Prior Agreement");

B.

LVFH recognizes the valuable services that the Corporation and the Approved Persons (as hereinafter defined) have provided and are continuing to provide to LVFH and its subsidiaries and believes that it is reasonable and fair to LVFH that the remuneration payable to the Corporation be increased and that the Corporation and the Approved Persons receive fair treatment in the event the Corporation desires to terminate this Agreement for Good Reason (as hereinafter defined) or LVFH terminates this Agreement without Just Cause (as hereinafter defined);

C.

 LVFH further recognizes that the Approved Persons have acquired special skills relating to and extensive familiarity with the business of LVFH and its subsidiaries;

D.

The directors of LVFH have determined that it would be in the best interests of LVFH to induce the Corporation and the Approved Persons to continue to supply management services to LVFH and its subsidiaries by indicating that in the event the Corporation desires to terminate this Agreement for Good Reason or LVFH terminates this Agreement without Just Cause, the Corporation and the Approved Persons would have certain automatic and guaranteed rights; and

E.

LVFH, the Corporation and the Approved Persons wish formally to agree as to the terms and conditions that will govern in the event the Corporation desires to terminate this Agreement for Good Reason or LVFH terminates this Agreement without Just Cause.

NOW THEREFORE WITNESSETH THAT in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

1.1

In this Agreement, the following words or expressions shall have the meanings ascribed  hereto unless the context otherwise requires:

(a)

"Approved Person" means any person approved by LVFH under Article 5 herein to provide services hereunder on behalf of the Corporation;

(b)

"Control Change" shall mean the occurrence of either:

(i)

the acquisition or continuing ownership of securities ("Convertible Securities") convertible into, exchangeable for or representing the right to acquire shares of LVFH and/or shares of LVFH as a result of which a person, group of persons or persons acting jointly or in concert, or persons associated or affiliated within the meaning of the Securities Act (British Columbia) with any such person, group of persons or any of such persons acting jointly or in concert (collectively, "Acquirors"), beneficially owns shares of LVFH and/or Convertible Securities such that, assuming only the conversion, exchange or exercise of Convertible Securities beneficially owned by the Acquirors, the Acquirors would beneficially own shares that would entitle the holders thereof to cast more than 20% of the votes attaching to all shares in the capital of LVFH that may be cast to elect directors of LVFH; or

(ii)

the exercise of the voting power of shares of LVFH so as to cause or result in the election of two or more directors of LVFH who are not Incumbent Directors;

(c)

"Date of Termination" shall mean the date of termination of this Agreement by the Corporation or by LVFH;

(d)

"Effective Date" means the 1st day of July, 2005;

(e)

"Good Reason" shall include, without limitation, the occurrence of any of the following without the Corporation's written consent:

(i)

a change in the Corporation's or an Approved Person's duties (including any position or duties of an Approved Person as a director or officer of LVFH), responsibilities (including, without limitation, to whom the Corporation or any Approved Person reports and who reports to the Corporation or any Approved Person), title or office, which includes any removal of any Approved Person from or any failure to re-elect or re-appoint any Approved Person to any such positions or offices;

(ii)

a reduction by LVFH or any of its subsidiaries of the remuneration payable to the Corporation under this Agreement or any other form of remuneration or any change in the basis upon which management fees payable to the Corporation hereunder or any other form of remuneration payable by LVFH or its subsidiaries to the Corporation or any Approved Person are determined;

(iii)

any failure by LVFH or its subsidiaries to continue in effect any benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, stock option plan, pension plan or retirement plan in which the Corporation or any Approved Person is participating or entitled to participate, or LVFH or its subsidiaries taking any action that would adversely affect the Corporation or any Approved Person's participation in or reduce any of their rights or benefits under or pursuant to any such plan, or LVFH or its subsidiaries failing to increase or improve such rights or benefits on a basis consistent with past practices; or

(iv)

LVFH or its subsidiaries relocating any Approved Person to any place other than the location at which he reported for work on a regular basis or a place within ten (10) kilometres of that location; or,

(v)

any failure by LVFH or its subsidiaries to provide any Approved Person with the number of vacation days to which he was entitled or LVFH or its subsidiaries failing to increase such vacation on a basis consistent with past practices; or

(vi)

LVFH or its subsidiaries taking any action to deprive the Corporation or any Approved Person of any material fringe benefit not hereinbefore mentioned which any of them enjoyed, or LVFH or its subsidiaries failing to increase or improve such material fringe benefits on a basis consistent with past practices; or

(vii)

any breach by LVFH of any provision of this Agreement; or

(viii)

the good faith determination by the Corporation that, as a result of any action or event, the status or responsibility in LVFH or its subsidiaries of the Corporation or any Approved Person has been diminished, or the Corporation or any Approved Person is being effectively prevented from carrying out their duties and responsibilities; or

(ix)

the failure by LVFH to obtain, in a form satisfactory to the Corporation, an effective assumption of its obligations hereunder by any successor to LVFH, including a successor to a material portion of its business; or

(x)

there is a Control Change;

(f)

"Incumbent Director" means any member of the Board of Directors of LVFH as of the date hereof and any successor to any Incumbent Director who was recommended or elected or appointed to succeed an Incumbent Director by the affirmative vote of the directors when that affirmative vote includes the affirmative vote of a majority of the Incumbent Directors then on the Board of Directors of LVFH;

(g)

"Just Cause" shall mean:

(i)

the continued failure by the Corporation to substantially perform its duties according to the terms of this Agreement after LVFH has given the Corporation reasonable notice of such failure and a reasonable opportunity to correct it;

(ii)

the engaging by the Corporation or any Approved Person in any act that is materially injurious to LVFH, monetarily or otherwise, but not including the expression of opinions contrary to those of directors of LVFH; or

(iii)

the engaging by the Corporation or any Approved Person in any criminal act of dishonesty resulting or intended to result directly or indirectly in personal gain of the Corporation or any Approved Person at the expense of LVFH;

(h)

"Prior Agreement" shall have the meaning ascribed to it in Recital A hereof.

ARTICLE 2 - RETAINER

2.1

Upon and subject to the terms and conditions herein contained, LVFH agrees to retain the Corporation to provide the services hereinafter described.  The Corporation hereby accepts LVFH's retainer on the terms and conditions herein contained.

ARTICLE 3 - TERM

3.1

Subject to the automatic extension discussed below, the term of this Agreement shall be for a period of 5 years from the Effective Date.  On the first anniversary of the Effective Date and on each anniversary date of the Effective Date thereafter, (including the period during which this Agreement is extended) the term of this Agreement shall be automatically extended by one additional year unless, not less than 180 days prior to any such anniversary, LVFH shall have given written notice to the Corporation that it does not wish to further extend this Agreement.

3.2

Upon the Effective Date, this Agreement shall supersede and replace the Prior Agreement.

3.3

LVFH shall be entitled to terminate this Agreement without notice if the Corporation is unable to supply at least one Approved Person pursuant to Article 5 herein.

ARTICLE 4 - DUTIES

4.1

Without limiting any other obligations imposed on the Corporation pursuant to this Agreement, the Corporation shall, as directed by the Board of Directors or management of LVFH, be responsible:

(a)

to assist in all operational aspects of the business of LVFH;

(b)

to facilitate, with input from the Board of Directors of LVFH, the development of an integrated business plan based on short and long range goals to guide future activities of LVFH;

(c)

to direct and implement approved strategies that will result in the achievement of the goals of LVFH;

(d)

to monitor all aspects of financial performance with the assistance of the officers and employees of LVFH and the Board of Directors of LVFH;

(e)

to develop operating plans and budgets for review and approval by the Board of Directors of LVFH;

(f)

to set company wide performance objectives;

(g)

to regularly conduct detailed reviews of company operations;

(h)

to manage generally the ongoing business of LVFH.

The Corporation acknowledges and agrees that such duties shall extend to the subsidiaries and affiliates of LVFH.

4.2

The  Corporation hereby acknowledges that in discharging its duties as outlined in paragraph 4.1 above, it is of fundamental importance to LVFH that its directors, officers and employees shall maintain confidentiality and the Corporation and any Approved Persons agree to execute such confidentiality agreements as may be reasonably requested by the Board of Directors of LVFH from time to time.

4.3

LVFH acknowledges and agrees that the Corporation or any Approved Person shall provide services on a non-exclusive basis.  Without limiting the generality of the foregoing, it is further agreed that the Corporation and any Approved Person may provide management services to other reporting or non-reporting companies so long as such does not interfere with the Corporation's or the Approved Person's duties under this Agreement.  If such duties are interfering with the Corporation's or any Approved Person's duties under this Agreement, LVFH shall give notice in writing of such to the Corporation and the Approved Person(s) and the Corporation and/or the Approved  Person(s), as the case may be, shall have 120 days from receipt of such notice to remedy the situation.

ARTICLE 5 - APPROVED PERSONS

5.1

In discharging its obligations pursuant to this Agreement, the Corporation shall provide only the services of those persons who are qualified to provide the management services the Corporation is to provide hereunder.  The Corporation acknowledges that the qualifications, experience and demonstrated skills of such persons is of fundamental importance to LVFH and agrees that:

(a)

each person shall be proposed by the Corporation and approved by LVFH in advance of that person rendering any services on behalf of the Corporation under this Agreement; and

(b)

LVFH shall have the right, in its reasonable discretion, to refuse the services of any person proposed by the Corporation.

5.2

LVFH specifically acknowledges and approves of the rendering of services on behalf of the Corporation by Jacob Kalpakian and Bedo Kalpakian.

ARTICLE 6 - REMUNERATION

6.1

In consideration of the Corporation entering into this Agreement, LVFH shall pay the Corporation the sum of $360,000 plus GST per year in equal monthly installments of $30,000 plus GST per month and shall reimburse the Corporation for all traveling and other expenses actually and properly incurred by the Corporation and all Approved Persons herein in connection with performing services hereunder.

ARTICLE 7 - TERMINATION

7.1

The Corporation may terminate this Agreement at any time upon providing four months notice of termination to LVFH and may terminate this Agreement at any time without prior notice for Good Reason.

7.2

LVFH shall have the following obligations in the event that this Agreement is terminated:

(a)

If this Agreement is terminated by LVFH for Just Cause, or is terminated by the Corporation other than for Good Reason, LFVH shall pay to the Corporation, if not theretofore paid, the fraction of the annual remuneration payable to it pursuant to paragraph 6.1 for the period to and including the Date of Termination, and neither LVFH nor its subsidiaries shall have any further obligations to the Corporation under this Agreement.

(b)

If this Agreement is terminated by LVFH other than for Just Cause, or is terminated by the Corporation for Good Reason:

(i)

as partial compensation for damages suffered by the Corporation for such termination, LVFH shall pay to or to the order of the Corporation by no more than two lump sum payments in cash or certified cheque within ten days after the Date of Termination the annual remuneration payable to it pursuant to section 6.1 for the unexpired term of this Agreement; and

(ii)

if the Corporation or any Approved Person holds any options, rights, warrants or other entitlements for the purchase or acquisition of shares in the capital of LVFH or any affiliate thereof (collectively, "Rights"), regardless of whether such Rights may then be exercised, all such Rights shall then be deemed to be granted to the Corporation and any Approved Person and available for immediate exercise.

7.3

The benefits payable under this Article 7 shall not be reduced in any respect in the event that the Corporation or any Approved Person shall secure or shall not reasonably pursue alternative employment following the termination of the Corporation's services hereunder.

ARTICLE 8 - ASSIGNMENT

8.1

No party may assign its interest in this Agreement without the prior written consent of the other parties.

ARTICLE 9 - RELATIONSHIP BETWEEN PARTIES

9.1

The parties hereto hereby acknowledge and agree that each is an independent contractor, that no party shall be considered to be the agent, partner, representative, master or servant of the other party hereto for any purpose whatsoever, and that no party has any authority to enter into any contracts, assume any obligations or to give any warranties or representations on behalf of the other party hereto.  Nothing in this Agreement shall be construed to create a relationship of partners, joint venturers, co-owners, fiduciaries or any other similar relationship.

ARTICLE 10 - ENTIRE AGREEMENT

10.1

This Agreement, including all recital paragraphs constitute and contain the entire agreement and contains all of the representations and warranties of the parties and supersedes any prior agreements, whether written or verbal, including without limitation, the Prior Agreement.

ARTICLE 11 - GENERAL

11.1

All recital paragraphs to this Agreement are expressly incorporated herein and form an integral part hereof.

11.2

This Agreement shall be deemed to be made in the Province of British Columbia and shall be construed in accordance with and governed by the laws of such Province exclusively.  The parties hereto hereby irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of this Agreement.

11.3

All amounts referred to in this Agreement are in Canadian dollars unless otherwise stated.

11.4

The words "herein", "hereof" or "hereunder" wherever used in any Article, section, paragraph or subparagraph in this Agreement relates to the whole Agreement and not to that Article, section, paragraph or subparagraph only unless the context otherwise requires.

11.5

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.6

Words importing the singular shall include the plural, and the converse shall also apply.  Words importing gender shall include all genders.

11.7

If any provision of this Agreement or the application thereof to any circumstances shall be held to be invalid, unenforceable or illegal, such provision or the application thereof to such circumstances shall be deemed to be independent and severable from the remaining provisions of this Agreement and the remaining provisions of this Agreement or the application of the provisions of this Agreement to other circumstances shall not be affected thereby and shall be valid and enforceable to the full extent permitted by law.

11.8

Neither the Corporation nor any Approved Person shall be prohibited in any manner whatsoever from obtaining employment with or otherwise forming or participating in a business competitive to the business of LVFH after termination of this Agreement.

11.9

LVFH agrees to pay, without requiring the Corporation to pay such fees and expenses, all legal fees and expenses that the Corporation may reasonably incur or face arising out of or in connection with this Agreement, including any litigation concerning the validity or enforceability of, or liability under, any provision of this Agreement or any action by the Corporation to enforce its rights under this Agreement, regardless of the outcome of such litigation, and LVFH agrees to pay interest, compounded quarterly, on the total unpaid amount payable under this Agreement, such interest to be calculated at a rate equal to 2% in excess of the prime commercial annual lending rate for Canadian dollar demand loans announced from time to time by the Bank of Montreal during the period of such nonpayment.

11.10

Nothing herein derogates from any rights the Corporation or any Approved Person may have under applicable law, except as set out in this section.

11.11

This Agreement may be amended only by an instrument in writing signed by both parties.

11.12

Neither party may waive or shall be deemed to have waived any right it has under this Agreement (including under this section) except to the extent that such waiver is in writing.

11.13

The Corporation shall obtain and hold the right and benefit of the provisions of this Agreement that are for the right and benefit of any Approved Person in trust for or on behalf of any such Approved Person and LVFH hereby consents to same.

11.14

This Agreement shall be subject to acceptance for filing by the TSX Venture Exchange.

11.15

Any notice required or permitted to be given to any party hereunder shall be validly given if either served personally, delivered to the address provided below, or if mailed by prepaid registered mail to the address below, or if sent by facsimile transmission to the number provided below:

Kalpakian Bros. of B.C. Ltd.
6th Floor, 1199 West Hastings Street
Vancouver, British Columbia V6E 3T5
Facsimile Number:  (604) 681-9428

Las Vegas From Home.com Entertainment Inc.
6th Floor, 1199 West Hastings Street
Vancouver, British Columbia V6E 3T5
Facsimile Number:  (604) 681-9428

11.16

Any such notice mailed as aforesaid shall be deemed to have been received by and given to the addressee on the 5th business day following the day of mailing, provided, however, that if there is any interruption in normal post office delivery by reason of strike, lockout or labour declarations of work-to-rule, such notice shall be delivered as aforesaid.  Any notice sent by facsimile transmission shall be effective upon, but only upon, actual receipt in legible form by the addressee.

11.17

Either party may at any time give notice in writing to the other of any change of address or of facsimile number, or both, of the party giving such notice.  Until such notice is received, notice sent to the last official address or facsimile number shall be deemed to be effective notwithstanding an actual change in the same.

11.18

This Agreement may be executed in any number of counterparts and by facsimile, which taken together shall form one and the same agreement.

ARTICLE 12 - FURTHER ACTS AND ASSURANCES

12.1

Each of the parties shall, upon the reasonable request of the other party, make, do or cause to be made, done or executed all such further and other lawful acts, deeds, things, documents and assurances of whatsoever nature and kind for the better or more perfect or absolute performance of the terms and conditions of this Agreement.

ARTICLE 13 - ENUREMENT

13.1

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

ARTICLE 14 - TIME

14.1

Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the parties have properly executed this Agreement this day of September, 2005 with effect as and from the 1st day of July, 2005.

THE CORPORATE SEAL OF KALPAKIAN BROS. OF B.C. LTD. was hereunto affixed in the presence of: Authorized Signatory	) ) ) ) ) ) ) )	C/S

THE CORPORATE SEAL OF LAS VEGAS FROM HOME.COM ENTERTAINMENT INC. was hereunto affixed in the presence of: Authorized Signatory	) ) ) ) ) ) ) )	C/S

AMENDING AGREEMENT

THIS  made the 22nd day of September, 2005.

BETWEEN:

KALPAKIAN BROS. OF B.C. LTD., a corporation duly incorporated pursuant to the laws of the Province of British Columbia

(herein  "Corporation")

OF THE FIRST PART

AND:

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC., a corporation duly incorporated pursuant to the laws of the Province of British Columbia

(herein called "LVFH")

OF THE SECOND PART

WHEREAS the Corporation and LVFH entered into a Management Services Agreement (the "Agreement") made effective July 1, 2005;

AND WHEREAS section 11.14 of the Agreement provided that it would be subject to acceptance for filing by the TSX Venture Exchange (the "Exchange");

AND WHEREAS the Exchange has issued a Bulletin dated August 31, 2005 announcing that the Exchange will no longer be reviewing contracts relating to management remuneration;

AND WHEREAS it is the parties desire to amend the Agreement;

NOW THEREFORE WITNESSETH THAT in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 15THE AGREEMENT IS AMENDED BY DELETING SECTION 11.14 IN ITS ENTIRETY.

ARTICLE 16EXCEPT AS HEREBY AMENDED, THE AGREEMENT SHALL REMAIN UNAMENDED AND IN FULL FORCE AND EFFECT.

ARTICLE 17THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA.

ARTICLE 18THIS AGREEMENT SHALL ENURE TO THE BENEFIT OF AND BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS.

IN WITNESS WHEREOF the parties have properly executed this Agreement as of the day and year first above written.

THE CORPORATE SEAL OF KALPAKIAN BROS. OF B.C. LTD. was hereunto affixed in the presence of: Authorized Signatory	) ) ) ) ) ) ) )	C/S

THE CORPORATE SEAL OF LAS VEGAS FROM HOME.COM ENTERTAINMENT INC. was hereunto affixed in the presence of: Authorized Signatory	) ) ) ) ) ) ) )	C/S